SIXTH AMENDED AND RESTATED
BYLAWS
OF
ENERGIZER HOLDINGS, INC.
Dated as of November 4, 2024
1.SHAREHOLDERS
1.1Annual Meeting
The annual meeting of shareholders shall be held at the principal executive office of the Company, at such other place either within or without the State of Missouri as the Directors may from time to time determine or in part or solely by means of remote communication, at 2:00 P.M. on the fourth Monday in January each year, or at such other time as may be determined by the Chairman of the Board or a majority of the entire Board of Directors then in office.
1.2Special Meetings
Special meetings of shareholders may be called by a majority of the entire Board of Directors then in office, by the Chairman of the Board, by the President of the Company, or by the affirmative vote of the holders of record of outstanding shares representing a majority of all of the then outstanding shares of capital stock of the Company then entitled to vote generally in the election of Directors. A request by a shareholder of the Company for a special meeting of shareholders shall (a) be delivered to the Secretary of the Company in writing, (b) state the purpose or purposes of the proposed meeting and (c) be otherwise brought in accordance with Sections 1.6 and 1.7 of these Sixth Amended and Restated Bylaws (these “Bylaws”), as applicable. Nothing in these Bylaws shall prohibit the Board of Directors from submitting matters to the shareholders of the Company at any special meeting requested by shareholders.
Upon such direction or request, subject to any requirements or limitations imposed by the Third Amended and Restated Articles of Incorporation of the Company (as amended from time to time, the “Articles of Incorporation”), by these Bylaws, or by law, it shall be the duty of the Secretary of the Company to call a special meeting of shareholders. The time, date and place, if any, of any special meeting of shareholders shall be determined by the Board of Directors and shall be set forth in the notice of meeting (or any supplement thereto). Only such business shall be conducted, and only such proposals shall be acted upon, as are specified in the call of any special meeting of shareholders, and each such meeting shall be held at such time, and at such place either within or without the State of Missouri or in part or solely by means of remote communication, as may be specified in the notice thereof. As used in these Bylaws, the terms “entire Board of Directors” means the total number of Directors fixed by, or in accordance with, these Bylaws.
Notwithstanding the foregoing, the Secretary of the Company shall not be required to call a special meeting of shareholders pursuant to a valid request by a shareholder of the Company if (i) the Board of Directors calls an annual or special meeting of shareholders to be held not later than 60 days after the date on which such shareholder request has been delivered to the Secretary (the “Delivery Date”), or (ii) such shareholder request (A) contains an identical or substantially similar item (a “Similar Item”) to an item that was presented at any meeting of shareholders held within 120 days prior to the Delivery Date (and, for purposes of this clause (A) the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors), (B) relates to an item of business that is not a proper subject for action by the party requesting the special meeting of shareholders under law as determined in the reasonable judgment of the Board of Directors, (C) was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 (as amended from time to time, the “Exchange Act”), or other law, or (D) does not comply with the provisions of Article 1 of these Bylaws.
1.3Notice
(a)Except as otherwise required by the laws of the State of Missouri, notice of each meeting of shareholders, whether annual or special, shall be given, except that (i) it shall not be necessary to give notice to any shareholder who properly waives notice before or after the meeting, whether in writing or by electronic transmission or otherwise, and (ii) no notice of an adjourned or postponed meeting need be given except when required under these Bylaws or by law. Such notice shall state the date, time and place, if any, of the meeting (and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person at such meeting), and, in the case of a special meeting, shall also state at whose direction or request the meeting is called and the purpose or purposes for which it is called. Except as otherwise required by law, each notice of a meeting shall be given in any manner permitted by law not less than 10 nor more than 70 days before the meeting. The attendance of any shareholder at a meeting, without protesting at the beginning thereof that such meeting is not lawfully called or convened, shall constitute a waiver of notice by such shareholder; and the requirement of notice may also be waived in accordance with Section 5.4(b) of these Bylaws.
(b)Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to a shareholder given by the Company may be given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Company. For purposes of these Bylaws, “electronic transmission” means any process of communication, not directly involving the physical transmission of paper that is suitable for the retention, retrieval and reproduction of information by the recipient.
(c)Notice shall be deemed given, if mailed, when deposited in the United States mail with postage prepaid, if addressed to a shareholder at his or her address on the Company’s records. Notice given by electronic transmission shall be deemed given (i) if by facsimile, when directed to a number at which the shareholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice, (iii) if by posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) by any other form of electronic transmission, when directed to the shareholder.
(d)Any previously scheduled annual meeting of shareholders or Company-requested special meeting of shareholders may be successively postponed by resolution of the Board of Directors to a specified date up to a date 90 days after such postponement or to another place or in part or solely by means of remote communication, upon public disclosure given on or prior to the date scheduled for such meeting of shareholders. Any Company-requested special meeting of shareholders may (unless the Articles of Incorporation otherwise provide) be canceled by resolution of the Board of Directors upon public disclosure given on or prior to the date scheduled for such meeting of shareholders. For purposes of these Bylaws, “public disclosure” shall be deemed to have been given if a public announcement is made by press release reported by a national news service or in a publicly available document filed with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

1.4Quorum; Voting
(a)At any meeting of the shareholders, every holder of common stock shall be entitled to vote in person or by proxy appointed by a proper instrument in writing and subscribed by the shareholder or by his or her duly appointed attorney-in-fact. A shareholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission, or by telephone, to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, or other means of electronic transmission, or telephonic transmission, must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission, or telephonic transmission, was authorized by the shareholder. Each shareholder shall have such voting power as is prescribed by the Articles of Incorporation with respect to the shares registered in his or her name on the books of the Company.
(b)At any meeting of shareholders, the holders of shares having a majority of the voting power entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for all purposes. The shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of such number of shareholders as to reduce the remaining shareholders to less than a quorum. Whether or not a quorum is present, the Chairman of the Board, the President of the Company or the holders of shares having a majority of the outstanding voting power present and entitled to vote at such meeting may adjourn the same from time to time for successive periods of not more than 90 days after such adjournment, without notice other than announcement at the meeting of the time and place, if any, of such adjourned meeting, until a quorum shall be present or represented. If the adjournment is for more than 90 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the date and place, if any, of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.
(c)If a quorum is present, the affirmative vote of the holders of shares constituting a majority of the voting power represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number of shares is required by the Company’s Articles of Incorporation, by these Bylaws or by law.
1.5Organization; Conduct of Meeting
(a)Each meeting of shareholders shall be convened and presided over by a chairman of the meeting, who shall be the Chairman of the Board, if any, or in his or her absence, the vice chairman of the Board, if any, or in his or her absence, the Chief Executive Officer, if any, or in his or her absence, an officer or director of the Company designated as chairman of the meeting by the Board of Directors. The Secretary of the Company or, in his or her absence, a person whom the chairman of the meeting shall appoint, shall act as secretary of each meeting of shareholders. Whenever the Secretary shall act as chairman of the meeting, or shall be absent, the chairman of the meeting shall appoint a person present to act as secretary of the meeting.
(b)The Board of Directors may adopt by resolution such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the right and authority to convene and adjourn the meeting, prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, including removing any shareholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting, (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, (v) limitations on the time allotted to questions or comments by participants, (vi) adjournment of the meeting either by the chairman of the meeting or by vote of the shareholders by the vote of a majority of the voting power of the stock entitled to vote at such meeting, present in person or by proxy at the meeting, and (vii) regulation of the voting or balloting, as applicable, including matters which are to be voted on by ballot, if any. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the chairman should so determine and declare, any such defective nomination shall be disregarded and any such business not properly brought before the meeting shall not be transacted. Unless and except to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure. The chairman of the meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his or her ruling thereon shall be final and conclusive.
1.6Business to be Conducted
(a)At an annual meeting of shareholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered as shall have been properly brought before the meeting, as follows:
(i)Except as set forth in Section 1.6(a)(ii) of these Bylaws, for nominations and proposals of other business to be properly brought before an annual meeting of shareholders, such nominations and proposals must be (A) specified in the Company’s notice of meeting (or any supplement thereto) given at the direction of the Board of Directors and (B) otherwise properly brought before the annual meeting of shareholders.
(ii)For nominations and proposals of other business to be properly requested by a shareholder to be brought before an annual meeting of shareholders, such shareholder must (A) comply with the procedures set forth in Section 1.7 of these Bylaws, (B) be a shareholder of record (1) at the time of such request, (2) at the time of the Company’s notice of the annual meeting of shareholders and (3) at the time of such annual meeting of shareholders, and (C) be entitled to vote at such annual meeting of shareholders. The immediately preceding sentence shall be the exclusive means for a shareholder to submit nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting (or any supplement thereto)) before an annual meeting of shareholders.

(b)At any special meeting of shareholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Company’s notice of meeting (or any supplement thereto), as follows:
(i)For nominations and proposals of other business to be properly brought before a special meeting of shareholders, such nominations and proposals must be (A) specified in the Company’s notice of meeting (or any supplement thereto), (B) otherwise properly brought before the special meeting of shareholders, or (C) properly requested to be brought before the special meeting of shareholders by a shareholder of the Company in accordance with Section 1.6(b)(ii) of these Bylaws.
(ii)For nominations and proposals of other business to be properly requested by a shareholder to be brought before a special meeting of shareholders, such shareholder must (A) comply with the procedures set forth in Section 1.7 of these Bylaws, (B) be a shareholder of record (1) at the time of such request, (2) at the time of the Company’s notice of such special meeting and (3) at the time of such special meeting of shareholders, and (C) be entitled to vote at such special meeting of shareholders. The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or other business proposals before a special meeting of shareholders.
1.7Advance Notice of Shareholder Business and Nominations
(a)For any nominations or any proposal of other business to be properly brought before an annual meeting of shareholders by a shareholder of record pursuant to Section 1.6(a)(ii) of these Bylaws, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Company and any such other business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice, in writing, must be delivered to and received by the Secretary of the Company at the principal executive office of the Company not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting of shareholders; provided, that in the event that (i) no annual meeting of shareholders was held in the previous year, or (ii) the date of the annual meeting of shareholders has been advanced by more than 30 days or delayed by more than 60 days from the anniversary of the date of the previous year’s meeting, notice by the shareholder to be timely must be so received no earlier than the opening of business on the 120th day prior to such current year’s annual meeting of shareholders and not later than the close of business on the later of the (x) 90th day prior to such annual meeting of shareholders or (y) close of business on the seventh day following the day on which public disclosure of the date of such current year’s annual meeting is first made.
(b)For any nominations or any proposal of other business to be properly brought before a special meeting of shareholders by a shareholder of record pursuant to Section 1.6(b)(ii) of these Bylaws, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Company pursuant to Section 1.2 and this Section 1.7 of these Bylaws. To be timely, a shareholder’s notice, in writing, must be delivered to and received by the Secretary of the Company at the principal executive office of the Company not earlier than the opening of business on the 120th day prior to the date of such special meeting of shareholders and not later than the close of business on the later of the 90th day prior to the date of such special meeting of shareholders or, if later, the seventh day following the day on which public disclosure (as defined in Section 1.3(d) of these Bylaws) is made of the date of the special meeting of shareholders.

(c)Except as required by law, in no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in Section 1.7(a) or 1.7(b) of these Bylaws. In addition, to be timely, a shareholder’s notice described in Section 1.7(a) or 1.7(b) of these Bylaws shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive office of the Company not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. Notwithstanding anything in Section 1.7(a) or 1.7(b) of these Bylaws to the contrary, in the event that (i) the number of Directors to be elected to the Board of the Company at a meeting of shareholders is increased effective at such meeting and (ii) there is no public disclosure by the Company naming all the nominees proposed by the Board for the additional directorships at least 100 days in advance of the first anniversary of the preceding year’s annual meeting or, in the event of a special meeting of shareholders called for the purpose of electing Directors, at least 100 days in advance of such special meeting of shareholders called for the purpose of electing directors, then a shareholder’s notice required by Section 1.7(a) or 1.7(b) of these Bylaws shall also be considered timely, but only with respect to nominees for such additional directorships, if it shall be delivered to and received by the Secretary not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Company.
(d)To be in proper written form, a shareholder’s notice (whether given pursuant to Section 1.7(a) or 1.7(b) of these Bylaws) to the Secretary shall set forth in writing:
(i)as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (the following information, the “Proposing Shareholder Information”):
(A)the name and address, as they appear on the Company’s books, of such shareholder and of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith;
(B)the class or series and number of shares of the Company’s stock which are, directly or indirectly, owned beneficially and of record, by such shareholder and such beneficial owner and their respective affiliates or associates or others acting in concert therewith;
(C)any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company through the delivery of cash or other property, or otherwise, and without regard of whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith;
(D)any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner or their respective affiliates or associates or others acting in concert therewith have a right to vote any class or series of shares of the Company;
(E)any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder or beneficial owner or their respective affiliates or associates or others acting in concert therewith, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder or beneficial owner or their respective affiliates or associates or others acting in concert therewith, with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (all of the foregoing, “Short Interests”);
(F)any rights to dividends on the shares of the Company owned beneficially by such shareholder or beneficial owner or their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Company;
(G)any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner or their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;
(H)any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner or their respective affiliates or associates or others acting in concert therewith are entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such shareholder or beneficial owner or their respective affiliates or associates or others acting in concert therewith;
(I)any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such shareholder or beneficial owner or their respective affiliates or associates or others acting in concert therewith;
(J)any direct or indirect interest of such shareholder or beneficial owner or their respective affiliates or associates or others acting in concert therewith, in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);
(K)all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder (or any successor provisions), such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any;
(L)any other information relating to such shareholder or beneficial owner or their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(M)a representation that the shareholder is a shareholder of record of stock of the Company, entitled to vote at such meeting, intends to continue to hold such stock of the Company through the meeting, and intends to appear in person or by proxy at the meeting to propose such nomination or business that is the subject of the notice; and
(N)a representation whether the shareholder or the beneficial owner or their respective affiliates or associates or others acting in concert therewith, if any, intends or is or intends to become part of a group that intends (1) in the case of a notice that relates to any business other than a nomination of a director or directors, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding capital stock required to approve or adopt the proposal, (2) in the case of a notice that relates to the nomination of a director or directors, to solicit proxies from holders of at least 67% of the voting power of the Company’s capital stock entitled to vote on the election of directors or (3) to otherwise solicit proxies from shareholders in support of such proposal or nomination.
(ii)If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a shareholder’s notice must, in addition to the Proposing Shareholder Information, also set forth: (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at such meeting (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend a document or instrument of the Company, the language of the proposed amendment), (B) any material interest of such shareholder or the beneficial owner or their respective affiliates or associates or others acting in concert therewith, if any, on whose behalf the proposal is made, in such business, and (C) a description of all agreements, arrangements and understandings between such shareholder or beneficial owner or their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.
(iii)If the notice relates to the nomination of a director or directors, the number of nominees a shareholder may nominate for election at a meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at a meeting on behalf of such beneficial owner) may not exceed the number of directors to be elected at such meeting. As to each person, if any, whom the shareholder proposes to nominate for election or re-election to the Board of Directors (each, a “Prospective Nominee”), a shareholder’s notice must, in addition to the Proposing Shareholder Information, also set forth (A) all Proposing Shareholder Information with respect to such Prospective Nominee that would be required to be set forth in a shareholder’s notice pursuant to paragraph (i) of this Section 1.7(d) if the Prospective Nominee were the shareholder delivering such notice, (B) all information relating to such Prospective Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and any of such Prospective Nominee, his or her respective affiliates or associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act if the shareholder, beneficial owner or their respective affiliates and associates, or others acting in concert therewith were the “registrant” for purposes of such rule and the Prospective Nominee were a director or executive officer of such registrant; and
(iv)With respect to each Prospective Nominee, a shareholder’s notice must, in addition to the matters set forth in paragraphs (i) and (iii) above, also include a completed and signed questionnaire, representation and agreement required by Section 2.1(d) of these Bylaws. The Company may require any Prospective Nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such Prospective Nominee to serve as an independent director of Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Prospective Nominee. Any such additional information must be provided promptly but in no event later than the earlier of (A) 10 business days after the Company’s request therefor, and (B) two business days prior to the date of the meeting.

(e)For purposes of these Bylaws, (i) the term “group” shall have the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act, and (ii) the terms “affiliate” and “associate” have the meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.
(f)Notwithstanding the other provisions of Section 1.7 of these Bylaws, unless otherwise required by law, no shareholder, beneficial owner or their respective affiliates or associates or other acting in concert therewith shall solicit proxies in support of director nominees other than the Company’s nominees unless they have complied with Rule 14a-19 under the Exchange Act. If any shareholder, beneficial owner or their respective affiliates or associates or others acting in concert therewith fails to comply with any requirements of Rule 14a-19 under the Exchange Act or any other rules or regulations under the Exchange Act, then the Company shall disregard any proxies or votes solicited for such nominees and such nomination shall be disregarded. Upon request by the Company, if a shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder shall deliver to the Company no later than five (5) business days prior to the meeting, reasonable evidence that it has met the requirements of Rule 14a-19 under the Exchange Act. If the shareholder fails to provide such evidence, to the Company’s reasonable satisfaction, then the Company shall disregard any proxies or votes solicited for such nominees and such nomination shall be disregarded.
(g)Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election by the shareholders as a Director unless nominated in accordance with the procedures set forth in Section 1.6 of these Bylaws and no other business shall be considered or conducted at a shareholder meeting except in accordance with the procedures set forth in Section 1.6 of these Bylaws or if it constitutes an improper subject for shareholder action under law. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of Section 1.6 of these Bylaws (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nomination or proposal in compliance with such shareholder’s representation as required by clause (N) of Section 1.7(d)(i) of these Bylaws); and, if the chairman should so determine, the chairman shall so declare at the meeting that any such defective nomination shall be disregarded and any such business not properly brought before the meeting shall not be transacted.
(h)Notwithstanding the foregoing provisions of Section 1.6 of these Bylaws, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders of the Company to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, even though proxies in respect of such vote may have been received by the Company. In order to be considered a qualified representative of the shareholder for purposes of these Bylaws, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders, and such person must produce such writing, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
(i)Notwithstanding the foregoing provisions of these Bylaws, a shareholder shall also comply with all requirements of law, including without limitation the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in these Bylaws;

provided, however, that any references in these Bylaws to law, including without limitation the Exchange Act or the rules and regulations promulgated thereunder, are not intended to and shall not limit the requirements applicable to nominations or other business proposals to be considered pursuant to Section 1.6 of these Bylaws. Nothing in Section 1.6 of these Bylaws shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in, or of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor provision or (ii) of the holders of any series of preferred stock to elect Directors under specified circumstances pursuant to the Articles of Incorporation. Subject to Rule 14a-8 under the Exchange Act, if applicable, nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of a director or directors or any other proposal. The provisions of Section 1.7 of these Bylaws shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act, or any successor provision. Notwithstanding anything to the contrary in Section 1.7 of these Bylaws, solely with respect to a shareholder proposal, other than the nomination of one or more directors, that a shareholder proposes to bring before an annual meeting of shareholders, the notice requirements set forth in Section 1.7 of these Bylaws shall be deemed satisfied by a shareholder if such shareholder has submitted the proposal to the Company in compliance with Rule 14a-8 under the Exchange Act and the proposal has been included in a proxy statement that has been prepared and issued by the Company to solicit proxies for the meeting.
1.8Written Consent of Shareholders
Any action that is required or that may be taken at any meeting of the shareholders may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and delivered to and received by the Company in accordance with this Section within 60 days of the record date for taking such action by written consent, or if no such record date has been set, within 60 days of the date the earliest dated written consent was received by the Company in accordance with this Section. Such consent may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.
2.BOARD OF DIRECTORS
2.1Election; Tenure; Qualifications
(a)The Board of Directors shall consist of not less than three nor more than 15 members and the number of Directors shall be fixed by a resolution of the Board of Directors adopted from time to time.
(b)Directors shall be elected as provided in the Articles of Incorporation, with each Director to hold office until his or her successor shall have been duly elected and qualified, or until their earlier death, resignation or removal.
(c)Directors need not be shareholders unless the Articles of Incorporation at any time so require.
(d)To be eligible to be a nominee for election or re-election as a Director of the Company, the prospective nominee (whether nominated by or at the direction of the Board of Directors or by a shareholder), or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under Section 1.7 of these Bylaws) to the Secretary at the principal executive office of the Company a written questionnaire providing such information with respect to the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made that would be required to be disclosed to shareholders pursuant to law or the rules and regulations of any stock exchange applicable to the Company, including all information concerning such persons that would be required to be disclosed in solicitations of proxies for election of Directors pursuant to and in accordance with Regulation 14A under the Exchange Act (which questionnaire shall be provided by the Secretary upon written request). The prospective nominee must also provide a written representation and agreement, in the form provided by the Secretary upon written request, that such prospective nominee: (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a Director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a Director of the Company, with such prospective nominee’s fiduciary duties under law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance if elected as a Director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company. For purposes of this Section 2.1, a “nominee” shall include any person being considered to fill a vacancy on the Board of Directors.
2.2Powers
Subject to the provisions of the law of the State of Missouri and to any limitations in the Articles of Incorporation, the business and affairs of the Company shall be managed by or under the direction of the Board of Directors.
2.3Chairman
The Directors shall elect one of their number to be Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board, unless absent from such meeting, in which case, if there is a quorum, the Directors present may elect another Director to preside at such meeting, and shall perform any other duties prescribed by the Board of Directors or these Bylaws.
2.4Meetings
(a)Regular meetings of the Board, or of any committee designated by the Board, may be held without notice at such time and place either within or without the State of Missouri as shall from time to time be determined by the Chairman of the Board. Special meetings of the Board, or of any committee designated by the Board, may be held at any time and place upon the call of the Chairman of the Board, President of the Company or Secretary of the Company by oral, written or electronic notice duly given, sent or mailed to each Director, at such Director’s last known address. If personally delivered or given orally, such notice shall be deemed adequately delivered when so delivered or communicated at least 12 hours before such meeting. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mail with postage prepaid, if addressed to a Director at his or her last known address furnished by the Director, at least five days before such meeting. If sent by overnight mail or courier service, such notice shall be deemed to be adequately delivered when the delivered to the overnight mail or courier service company at least 24 hours before such meeting. If given by electronic transmission, facsimile transmission or by hand, such notice shall be deemed to be adequately delivered when transmitted to the last known number or address furnished by the Director at least 12 hours before such meeting. Any Director may, at any time, in writing or by electronic transmission waive notice of any meeting at which he or she may not be or may not have been present. Attendance of a Director at any meeting shall constitute a waiver of notice of the meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with this Section of the Bylaws. Rules of procedures for the conduct of such meetings may be adopted by resolution of the Board of Directors. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting.
(b)Members of the Board, or of any committee designated by the Board, may participate in a meeting of the Board or committee by means of a conference telephone or similar communication equipment whereby all persons participating in the meeting can hear each other, and participants in a meeting in this manner shall constitute presence in person at the meeting.
2.5Quorum
A majority of the entire Board of Directors shall constitute a quorum at all meetings of the Board, and the act of the majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number of Directors is required by the Articles of Incorporation, by these Bylaws or by law. At any meeting of Directors, whether or not a quorum is present, a majority of the Directors present thereat may adjourn the same from time to time without notice other than announcement at the meeting.
2.6Written Consent of Directors
Any action which is required to or may be taken at any meeting of Directors may be taken without a meeting if all the members of the Board of Directors consent thereto in writing or by electronic transmission, setting forth the action so taken. Such consents may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.
2.7Resignation of Directors
Any Director of the Company may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President of the Company, or the Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers of the Company; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.
2.8Vacancies
Any vacancy occurring in the Board of Directors, including vacancies which occur by reason of an increase in the number of Directors or the removal of a Director, may be filled only by a majority of the remaining Directors then in office (although less than a quorum). A Director elected to fill a vacancy shall be elected for a term expiring at the next annual meeting of shareholders held immediately following such person being elected to fill the vacancy, and until such Director’s successor is elected and qualified or until such Director’s earlier death, resignation or removal.
2.9Compensation of Directors
The Board of Directors may, by resolution passed by a majority of the entire Board, fix the terms and amount of compensation payable to any person for his or her services as Director, provide for the reimbursement of Directors for the reasonable and necessary expenses of attending meetings of the Board, or otherwise incurred for any Company purpose and provide for members of special or standing committees to be allowed compensation and expenses similarly incurred. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.
2.10Committees of the Board of Directors
The Board of Directors may, by resolution passed by a majority of the entire Board, designate two or more Directors to constitute an Executive Committee of the Board which, subject to law, shall have and shall exercise all of the authority of the Board of Directors in the management of the Company, in the intervals between meetings of the entire Board of Directors. In addition, the Board may appoint any other committee or committees, with such members, functions, and powers as the Board may designate. The Board shall have the power at any time to fill vacancies in, to change the size or membership of, or to dissolve any one or more of such committees. Each such committee shall have such name as may be determined by the Board, and shall keep regular minutes of its proceedings and report the same to the Board of Directors for approval as required. At all meetings of a committee, a majority of the committee members then in office shall constitute a quorum for the purpose of transacting business, and the acts of a majority of the committee members present at any meeting at which there is a quorum shall be the acts of the committee. A Director who may be disqualified, by reason of personal interest, from voting on any particular matter before a meeting of a committee may nevertheless be counted for the purpose of constituting a quorum of the committee. Any action which is required to be or may be taken at a meeting of a committee of Directors may be taken without a meeting if all the members of the committee consent thereto in writing or by electronic transmission, setting forth the action so taken. Such consents may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 2.4(a) of these Bylaws.
3.OFFICERS
3.1Officers; Election
The officers of the Company shall be the Chairman of the Board, the Chief Executive Officer, the President of the Company (who may be the Chief Executive Officer), and the Secretary, and may also include, as the Board of Directors may from time to time designate, one or more Vice Chairmen of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Group Vice Presidents, one or more Vice Presidents, a General Counsel, a Treasurer, a Controller, and one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers. The Board of Directors shall elect all officers of the Company, except that Assistant Secretaries, Assistant Treasurers and Assistant Controllers may be appointed by the Chairman of the Board or the Chief Executive Officer. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the Board of Directors shall from time to time determine. Any two or more offices may be held by the same person except the offices of Chairman of the Board and Secretary.

3.2Terms; Compensation
All officers of the Company shall hold office at the pleasure of the Board of Directors. The compensation each officer is to receive from the Company shall be determined in such manner as the Board of Directors shall from time to time prescribe.
3.3Powers; Duties
Each officer of the Company shall have such powers and duties as may be prescribed by resolution of the Board of Directors or as may be assigned by the Board of Directors or the Chief Executive Officer, subject to law.
3.4Removal
Any officer elected by the Board of Directors may be removed by the Board of Directors with or without cause. The Chairman of the Board or the Chief Executive Officer may remove or suspend any officer that such person is authorized to appoint in accordance with Section 3.1 of these Bylaws. Any such removal or suspension shall be without prejudice to the contract rights, if any, of the officer so removed or suspended.
3.5Vacancies
A newly created elected office or a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors or any officer who is authorized to appoint a person to such office in accordance with Section 3.1 of the Bylaws.
4.CAPITAL STOCK
4.1Stock Certificates
(a)All certificates representing shares of stock of the Company shall be numbered appropriately and shall be entered in the books of the Company as they are issued. They shall be signed by the Chairman of the Board or the Chief Executive Officer or the President of the Company or a Vice President of the Company and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Company, and shall bear the corporate seal of the Company. To the extent permitted by law, the signatures of such officers, and the corporate seal, appearing on certificates of stock, may be facsimiles, engraved or printed. In case any such officer who signed or whose facsimile signature appears on any such certificate shall have ceased to be such officer before the certificate is issued, such certificate may nevertheless be issued by the Company with the same effect as if such officer had not ceased to be such officer at the date of its issue.
(b)The Company shall not issue a certificate for a fractional share; however, the Board of Directors may issue, in lieu of any fractional share, scrip or other evidence of ownership upon such terms and conditions as it may deem advisable.
4.2Direct Registration; Book Entry Shares
Notwithstanding any other provision of this Article 4, at all times that the Company’s stock is listed on a stock exchange, the shares of the stock of the Company shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Company’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Company’s stock shall be entered on the books of the Company with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors may by resolution determine to issue certificateless shares, for registration in book entry accounts for shares of stock in such form as the appropriate officers of the Company may from time to time prescribe, in addition to or in place of shares of the Company represented by certificates, to the extent authorized by law. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request, every holder of uncertificated shares, shall be entitled to have a certificate, in any form approved by the Board of Directors, certifying the number and class of shares owned by the shareholder in the Company.
4.3Record Ownership
The Company shall maintain a record of the name and address of the holder of each certificate or uncertificated share, the number of shares represented thereby, and the date of issue and the number thereof. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly it will not be bound to recognize any equitable or other claim of interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Missouri.
4.4Transfers
Transfers of stock of the Company shall be made on the books of the Company only by the holder thereof in person, or by such person’s duly appointed attorney-in-fact, lawfully constituted in writing, and upon the surrender of the certificate therefor for cancellation, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the transfer (or, with respect to uncertificated shares, by delivery of duly executed instructions reasonably acceptable to the Company or in any other manner permitted by law and reasonably acceptable to the Company) and payment of any applicable transfer taxes, in each case as the Company or its agents may reasonably require. The Board of Directors shall have the power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of shares of stock of the Company.
4.5Transfer Agents; Registrars
The Board of Directors shall, by resolution, from time to time appoint one or more transfer agents, that may be officers or employees of the Company or banks, trust companies, or other financial institutions located within or without the State of Missouri, to make transfers (“Transfer Agents”) of shares of stock of the Company, and one or more registrars to register shares of stock issued by or on behalf of the Company (“Registrars”). The Board of Directors may adopt such rules as it may deem expedient concerning the issue, transfer and registration of stock certificates or uncertificated shares of the Company, and may change or remove any such Transfer Agent or Registrar.
4.6Lost Certificates
Each person whose certificate of stock has been lost, stolen or destroyed shall be entitled to have a replacement certificate issued in the same name and for the same number of shares as the original certificate, provided that such person has first filed with such officers of the Company, Transfer Agents and Registrars, as the Board of Directors may designate, an affidavit stating that such certificate was lost, stolen or destroyed and a bond of indemnity, each in the form and with such provisions as such officers, Transfer Agents and Registrars may reasonably deem satisfactory. The Board of Directors may, however, in its discretion, refuse to issue any such new certificate or uncertificated shares except pursuant to legal proceedings under the laws of the State of Missouri in such case made and provided. A new certificate or uncertificated shares may be issued without requiring any bond when, in the judgment of the Board of

Directors, it is proper so to do. The Board of Directors may delegate to any officer or officers of the Company any of the powers and authorities contained in this section.
4.7Transfer Books; Record Dates
The Board of Directors shall have power to close the stock transfer books of the Company as permitted by law; provided, however, that in lieu of closing the said books, the Board of Directors may fix in advance a date, not exceeding 70 days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date to allow for the determination of shareholders entitled to receive notice of, and to vote at, any such meeting, and any adjournment or postponement thereof, or entitled to receive payment of any such dividend, or to receive any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case such shareholders, and only such shareholders, as shall be shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to receive notice of, and to vote at, such meeting, and any adjournment or postponement thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after such date of closing of the transfer books or such record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting shall be entitled to notice of and to vote at the meeting and upon any adjournment or postponement of the meeting, except that if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Company by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting and any adjournment or postponement of the meeting.
4.8Dividends
Dividends upon the outstanding shares of the Company may be declared by the Board of Directors at any regular or special meeting pursuant to law.
5.OFFICES, SEAL, BOOKS, NOTICE, FISCAL YEAR
5.1Offices
The principal executive office of the Company shall be located in St. Louis, Missouri, or at such place as the Board of Directors may from time to time determine.
5.2Seal
The corporate seal of the Company shall be a circular seal; the words “Energizer Holdings, Inc.” shall be embossed in the outer margin; and the words “Corporate Seal” shall be embossed in the interior; and impression of the same is set forth hereon.
5.3Place for Keeping Books and Seal
The books of the Company, and its corporate minutes and corporate seal, shall be kept in the custody of or under the direction of the Secretary at the principal executive office of the Company, or at such other place or places and in the custody of such other person or persons as the Board of Directors may from time to time determine.

5.4Notices
(a)Whenever, under the provisions of law, the Articles of Incorporation or these Bylaws, written notice is required to be given to any Director or shareholder, it shall not be construed to require personal notice, but such notice may be given by mail by depositing the same in the United States mail with postage prepaid, addressed to the shareholder or Director at such address as it appears on the Company’s records, or may be given by any form of electronic transmission consented to by the shareholder or Director to the extent authorized or allowed by law, and notice shall be deemed delivered as of the time, with respect to a shareholder, as set forth in Section 1.3(c) of these Bylaws and, with respect to a Director, as set forth in Section 2.4(a) of these Bylaws.
(b)Any person may waive any notice required to be given under these Bylaws. Whenever notice is required to be given pursuant to the law of the State of Missouri, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of shareholders or the Board of Directors or a committee thereof shall constitute a waiver of notice of such meeting, except when the shareholder or Director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders or the Board of Directors or committee thereof need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Articles of Incorporation or by these Bylaws.
5.5Fiscal Year
The fiscal year of the Company shall commence with the first day of October in each year.
6.CONTROL SHARE ACQUISITIONS
Section 351.407 of the General and Business Corporation Law of Missouri, as amended from time to time (relating to control share acquisitions), shall not apply to control share acquisitions of shares of capital stock of the Company.
7.AMENDMENT, ALTERATION OR REPEAL OF BYLAWS
A majority of the entire Board of Directors or the affirmative vote of the holders of record of outstanding shares representing a majority of all of the then outstanding shares of capital stock of the Company then entitled to vote generally in the election of Directors, may make, amend, alter, change or repeal any provision or provisions of the Bylaws.
8.CONSTRUCTION; DEFINITIONS; MISCELLANEOUS
8.1Construction; Definitions
Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Articles of Incorporation and the General and Business Corporation Law of Missouri shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the term “person” includes both an entity and a natural person, the masculine gender includes the feminine gender and vice versa, and the word “or” is not disjunctive. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in this Section 8.1, shall be contrary to or inconsistent with any applicable provisions of law or the Articles of Incorporation, shall not apply so long as said provisions of law or the Articles of Incorporation shall remain in effect, but shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal. Any reference to “law” hereunder shall be deemed to refer only to those laws or regulations which are applicable.
8.2Provisions Additional to Provisions of Law
All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

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